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                                                                    EXHIBIT 10.3

                               FIRST AMENDMENT TO
                    1994 STOCK OPTION PLAN FOR KEY EMPLOYEES
                      OF DAISYTEK INTERNATIONAL CORPORATION

         1. In 1994, Daisytek International Corporation, a Delaware corporation (the "Company"), adopted the 1994 Stock Option Plan For Key Employees of Daisytek International Corporation (the "Plan"). The Company desires to amend the Plan as set forth herein:

         2. Section 2.3 of the Plan is hereby amended and restated to provide in its entirety as follows:

                  "Section 2.3 - Changes in Company's Shares

                  In the event that the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, appropriate adjustments shall be made by the Committee in the number and kind of shares for the purpose of which Options may be granted, including adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued on exercise of Options."

         3. Section 3.3 of the Plan is hereby amended and restated to provide in its entirety as follows:

                  "Section 3.3 - Grant of Options

                  (a) Subject to the provisions hereof, the Committee shall from time to time, in its absolute discretion:

                           (i) Determine which Employees are key Employees and select from among the key Employees (including those to whom Options have been previously granted under the Plan or any other plan of the Company) such of them as in its opinion should be granted Options; and

                           (ii) Determine the number of shares to be subject to such Options granted to such selected key Employees, and determine whether such Options are to be Incentive Stock Options or Non-Qualified Options; and

                           (iii) Determine the terms and conditions of such Options, consistent with the Plan.



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                  (b) In selecting the key Employees to whom Options shall be granted hereunder, the number of shares to be subject to such Options and the terms and conditions of such Options, the Committee shall have sole and absolute discretion and shall be free to make non-uniform and selective determinations based upon such factors as it deems relevant.

                  (c) Upon the selection of a key Employee to be granted an Option, the Committee shall instruct the Secretary to issue such Option and may impose such conditions on the grant of such Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition to the grant of an Option to an Employee that the Employee surrender for cancellation some or all of the unexercised Options which have been previously granted to the Employee. An Option the grant of which is conditioned upon such surrender may have an option price lower (or higher) than the option price of the surrendered Option, may cover the same (or a lessor or greater) number of shares as the surrendered Option, may contain such other terms as the Committee deems appropriate and shall be exercisable in accordance with its terms, without regard to the number of shares, price, option period or any other term or condition of the surrendered Option."

         4. [SECTION 3.4 OF THE PLAN IS HEREBY DELETED IN ITS ENTIRETY.]

         5. Section 4.3 of the Plan is hereby amended and restated to provide in its entirety as follows:

                  "Section 4.3 - Commencement of Exercisability

                  (a) No Option may be exercised in whole or in part during the six months after such Option is granted, except as otherwise set forth herein.

                  (b) Each Option granted hereunder shall be subject to such vesting schedule (which may be cumulative or non-cumulative), conditions, restrictions and other provisions as the Committee shall, in its sole and absolute discretion, deem necessary or appropriate, which determinations may be non-uniform and selective and based upon such factors as it deems relevant in its sole and absolute discretion.

                  (c) Subject to the provisions hereof governing Incentive Stock Options, the Committee shall have the right to accelerate the vesting of any outstanding Option, or any portion thereof, at any time and from time to time, and upon such terms and conditions as it shall determine in its sole discretion.

                  (d) Notwithstanding any other provision of this Plan, to the extent that the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the shares of the Company's stock with respect to



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                  which "incentive stock options" (within the meaning of Section
                  422 of the Code) are exercisable by any Optionee for the first time by such Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company, any Subsidiary and any Parent Corporation) exceeds $100,000, such Options shall be treated as Non-Qualified Options. For purposes of this Section, Options shall be taken into account in the order in which they were granted.

                  (e) Notwithstanding the provisions of paragraph (a) above, the Committee shall have the right to issue Options hereunder which are immediately exercisable on the date of grant; provided, however, that in such event, the shares of Common Stock to be issued thereunder shall be subject to such restrictions on transfer and forfeiture as the Committee shall, in its sole discretion, deem appropriate, which determinations may be non-uniform and selective and based upon such factors as it deems appropriate in its sole discretion.

                  (f) Unless otherwise provided in the Stock Option Agreement evidencing a grant of Options, upon the Termination of Employment of the holder of an Option, such portion of such Option which has not then vested and become exercisable shall automatically terminate and expire and shall not vest or become exercisable at any time thereafter."

         6. Section 5.1 of the Plan, which was inadvertently numbered as Section
5.2 and is titled Person Eligible to Exercise is hereby amended and restated to provide in its entirety as follows:

                  "Section 5.1 - Persons Eligible to Exercise

                  During the lifetime of the Optionee, only he may exercise an Option (or any portion thereof) granted to him. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit the transfer of any Non-Qualified Option, in whole or in part, and the exercise thereof by any transferee thereof."

         7. The reference in the first sentence of Section 6.1 to "disinterested person" shall be amended to read "non-employee director."

         8. Section 7.1 is hereby amended to add to the end of the Section the following sentence:

                  Notwithstanding the foregoing, the Committee may, in its sole discretion, permit the holder of any Non-Qualified Option to transfer such Option, or



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                  any portion thereof, to such holder's spouse, lineal
                  descendant or trust established for the benefit thereof or any other person or entity.

         9. The remaining terms and provisions of the Plan shall continue in full force and effect.

         10. This First Amendment to the Plan was adopted by the Board of Directors of the Company on August 2, 2001.